SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K/A
                                 Amendment No. 2


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 15, 2006
                                                 (January 4, 2006)




                                 CYBERADS, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)



                                     Nevada
                        --------------------------------
                 (State or other jurisdiction of incorporation)


           333-62690                                     65-1000634
  -----------------------------             ------------------------------------
    (Commission File Number)                (IRS Employer Identification Number)



               370 Amapola Ave. # 202, Torrance, California 90501
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 1-800-288-3099
             ------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
             ------------------------------------------------------
         (Former name or former address, if changed since last report)

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

                  Effective January 4, 2006, the Registrant's terminated the services of its certifying auditors, Timothy L. Steers, CPA, LLC ("Steers ").


                  During the period of engagement from December 2003 through January 4, 2006, the auditor's reports issued by Steers did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. However, the audit reports did reflect uncertainties regarding the ability of the registrant to continue as a going concern. During the referenced period, there were no disagreements between the Registrant and Steers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Steers would have caused Steers to make reference to the matter in its reports on the Registrant's financial statements, had any such reports been issued. During the period of engagement from December 2003 through January 4, 2006, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.


                  Effective January 6, 2006, the Registrant engaged Williams & Webster, P.S. Certified Public Accountants, Spokane, Washington, as the registrant's certifying auditors.

                  The Registrant has provided to Steers a copy of the disclosures in this report and the Registrant has requested a letter from Steers addressed to the Commission confirming the statements made by the Registrant in this report. A copy of that letter is attached as an exhibit to this report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

                  EXHIBITS

                  16.1     Letter from Timothy L. Steers, CPA, LLC



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CYBERADS, INC.

         Dated: February 14, 2006             By: /s/ JEFF CRISWELL
                                                  Chief Executive Officer